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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2003

HA-LO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

001-13525
(Commission File Number)

Delaware	36-3573412
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

707 Skokie Boulevard, Suite 600, Northbrook, IL 60062
(Address of principal executive offices, with zip code)

(847) 600-3000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

        HA-LO Industries, Inc. ("HA-LO") is filing the reports required to be filed with the United States Trustee under Federal Rule of Bankruptcy Procedure 2015 of Chapter 11 of Title 11 of the United States Code, under the cover of Form 8-K in lieu of filings on Form 10-Q and Form 10-K.

        On March 6, 2003, HA-LO filed its January 2003 monthly Rule 2015 United States Trustee report with the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division. Copies of the required documents in this January 2003 report are attached hereto as an exhibit and incorporated herein by reference.

        HA-LO remains a debtor, with two of its subsidiaries, Lee Wayne Corporation and Starbelly.com, Inc. (the "Debtors") in three separate, although jointly administered, Chapter 11 cases (the "Cases") in case number 02 B 12059. Even with the discussions and events to date, the holders of equity interests in HA-LO remain unlikely to receive or retain anything of value on account of their interests in HA-LO in the bankruptcy. Persons interested in more information concerning the Cases, or the Debtors' financial performance, are encouraged to review the pleadings, reports and other papers on file in the Office of the Clerk of the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division, Everett McKinley Dirksen Federal Building, 219 S. Dearborn Street, Chicago, Illinois.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

  99
  January 2003 Monthly Rule 2015 Report Documents

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HA-LO INDUSTRIES, INC.
Date: March 7, 2003	By:	/s/ JAMES SMITH James Smith Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99	January 2003 Monthly Rule 2015 Report Documents

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  Item 5. Other Events and Required FD Disclosure.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX